                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 SEQUENOM, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1.  Title of each class of securities to which transaction applies:

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2.  Aggregate number of securities to which transaction applies:

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3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.  Proposed maximum aggregate value of transaction:

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5.  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.  Amount Previously Paid:

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7.  Form, Schedule or Registration Statement No.:

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9.  Date Filed:

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

                                 SEQUENOM, INC.

                            3595 John Hopkins Court
                          San Diego, California 92121
                                 (858) 202-9000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2001

To The Stockholders of Sequenom, Inc.:

  Notice is Hereby Given that the Annual Meeting of Stockholders of Sequenom, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 1, 2001 at 10:00 a.m. local time at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 for the following purposes:

  1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

  2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on April 23, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Stephen L. Zaniboni
                                          ----------------------------
                                          Senior Vice President, Chief
                                           Financial Officer and Secretary

San Diego, California
May 2, 2001


   All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                SEQUENOM, INC.

                            3595 John Hopkins Court
                          San Diego, California 92121
                                (858) 202-9000

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 June 1, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Sequenom, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 1, 2001 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3595 John Hopkins Court, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about May 2, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of Common Stock at the close of business on April 23, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 23, 2001 the Company had outstanding and entitled to vote 24,346,644 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3595 John Hopkins Court, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is January 2, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must also do so by January 2, 2002. Stockholders are advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board of Directors is presently composed of six members. At the Annual Meeting, the term of office of the two current Class I Directors shall expire. The nominees for election to this class are currently directors of the Company. If elected at the Annual Meeting, each nominee would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual
Meeting

 Class I Directors

  Kris Venkat, Ph.D.

  Kris Venkat, Ph. D., 54, joined the Company as a member of its board of directors in February 2001. Dr. Venkat currently serves as Chairman and CEO of Sundari Enterprises, Inc. During 2000, Dr. Venkat served as a consultant to the Company. From 1992 to 2000, he served as Chairman and CEO of Phyton Inc. He also served as Chairman and Managing Director of Phyton GmbH in Germany from 1993 to 2000. Prior to joining Phyton Inc., Dr. Venkat served as President and CEO of Genmap, Inc. and held various positions at H.J. Heinz Company and Merck & Co. Dr. Venkat has participated as a founder, board member, and advisor in a number of high technology start-up companies. He currently serves as Chairman of Transvivo, Inc., Morphchem Inc., Automated Cell, Inc., Sentinel Biosystems LLC, Juelich Enzyme Products GmbH and Accentua Pharma AG. Dr. Venkat was an advisor to the government of India on biotechnology development from 1988 to 1997 and since 1979 has been a visiting Professor of Biochemical Engineering at Rutgers University and has held various faculty positions. Dr. Venkat earned his Ph.D. in chemical and biochemical engineering from Rutgers University.

  Antonius Schuh, Ph.D.

  Antonius Schuh, Ph.D., 37, was appointed President, Chief Executive Officer and a director of the Company in May 2000. Dr. Schuh joined the Company's German subsidiary as Managing Director in December 1996 and was promoted to the Company's Executive Vice President, Business Development and Marketing, in 1998 when he moved to the Company's headquarters in San Diego, California. From 1993 until joining the Company, Dr. Schuh was with Helm AG, an international pharma/chemical trading and distribution corporation. While at Helm AG, he established and headed the Pharma Business Development Group and the associated technical and regulatory affairs department. Prior to that, from 1992 to 1993, he was with Fisons Pharmaceuticals. Dr. Schuh is a co-founder of BIOND, Heidelberg, a board member of Austrian Orphan Pharmaceuticals AG, Vienna, and an advisor to Juelich Enzyme Products, Juelich, Federal Republic Germany. Dr. Schuh earned his Ph.D. in pharmaceutical chemistry from the University of Bonn, in Germany.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting

 Class II Directors

  Ernst-Gunter Afting, Ph.D., M.D.

  Ernst-Gunter Afting, Ph.D., M.D., 58, has served as a director of the Company since 1996. Since 1995, Dr. Afting has served as President of the National Research Center for Environment and Health, GSF, a governmental science research center in Munich. From 1993 to 1995, he served as President and Chief Executive Officer of Roussel UCLAF, Paris. He also headed the pharmaceutical division of Hoechst Group and was Chairman of the Divisional Pharmaceutical Board of Hoechst. He was a member of the advisory committee on Science and Technology to the German Chancellor Kohl from 1996 to 1997 and since 1996 has been a member of the German National Advisory Committee on Health Research to the State Secretaries of Science, Technology and Health. Dr. Afting has been a member of the medical faculty at the University of Goettingen since 1985. He earned a Ph.D. and an M.D. in Chemistry from the University of Freiburg/Breisgau.

  John E. Lucas

  John E. Lucas, 69, has served as a director of the Company since 1998. Since 1999, Mr. Lucas has served as Chairman and CEO of EpiCept Corporation which develops topical pain control products. He has also served as an industry advisor to TVM Techno Venture Management since 1996. From 1996 to 2000, Mr. Lucas served as a management consultant to six biomedical companies. From 1994 to 1996, he was Founder, President and CEO of American Scientific Resources, Inc. From 1991 to 1994, he held the positions of President, CEO and Chairman at Oxigene, Inc. and held similar positions from 1963 to 1991 at Luconex, Mast ImmunoSystems, Xoma, Millipore Ventures, Chemetrics and Oxford Laboratories. Mr. Lucas serves as a Director of VitaResc AG and EpiCept Corporation. Mr. Lucas earned an MBA from Harvard University.

Directors Continuing in Office Until the 2003 Annual Meeting

 Class III Directors

  Charles R. Cantor, Ph.D.

  Charles R. Cantor, Ph.D., 57, joined the Company as Chief Scientific Officer and Chairman of the scientific advisory board in August 1998. In May 2000, Dr. Cantor was appointed to the Company's board of directors. From 1992 until joining the Company, Dr. Cantor served as the chair of, and as a professor in the department of biomedical engineering and biophysics, and Director of the Center for Advanced Biotechnology at Boston University. Prior to that time, Dr. Cantor held positions at Columbia University and the University of California, Berkeley. He was also Director of the Human Genome Center of the Department of Energy at Lawrence Berkeley Laboratory. Dr. Cantor published the first textbook on genomics: The Science and Technology of the Human Genome Project and remains active in the Human Genome Project through his membership in a number of the project's advisory committees and review boards. He is a scientific advisor to ten biotech and life science companies and two venture capital firms. He is also a member of the National Academy of Sciences. Dr. Cantor earned his Ph.D. from the University of California, Berkeley.

  Helmut Schuhsler, Ph.D.

  Helmut Schuhsler, Ph.D., 40, has served as the Chairman of the Board of Directors since 1996. Since 1998, Dr. Schuhsler has served as a managing partner at TVM Techno Venture Management, a German and U.S.

venture capital firm. He has been with TVM since 1990 and has been responsible for over 25 healthcare investments of the firm. He is currently a member of the board of directors of several biotechnology and instrumentation companies, including Medigene AG and GPC Biotech. Dr. Schuhsler earned a Ph.D. in the Social and Economic Sciences from the University of Economics in Vienna.

Board Committees and Meetings

  During the fiscal year ended December 31, 2000 the Board of Directors held six meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements; reviews the Company's quarterly financial results; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to internal controls, adequacy of staff and management performance and procedures in connection with the audit and financial reporting. The Audit Committee is composed of three directors: Dr. Afting, Mr. Lucas, and Dr. Schuhsler. During 2000, the members of the Audit Committee reviewed all of the Company's quarterly financial statements before their release to the public. The Audit Committee did not formally meet during 2000. In February 2001, the Audit Committee met to review the Company's financial statements that were included in the Company's form 10-K for the year ended December 31, 2000. The members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two outside directors:
Dr. Schuhsler and Mr. Lucas. It met two times during 2000. The Compensation Committee has adopted a written Compensation Committee Charter that is attached hereto as Appendix B.

  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of three non-employee directors: Dr. Afting, Mr. Lucas, and Dr. Schuhsler. The Nominating Committee was established in February 2001.

  During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors

  The Audit Committee of the Company (the "Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors (Appendix A). The members of the Committee are Dr. Ernst-Gunter Afting, John E. Lucas, and Dr. Helmut Schuhsler. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

  Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

  In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

  Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          Audit Committee

                                          Dr. Ernst-Gunter Afting
                                          John E. Lucas
                                          Dr. Helmut Schuhsler

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

  Audit Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $95,066.

  Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, the Company did not incur any fees related to information technology consulting provided by Ernst & Young LLP.

  All Other Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $364,550.

  The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2001 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

  Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                     Beneficial Ownership(1)
                                                     --------------------------
                                                      Number of     Percent of
Beneficial Owner                                       Shares         Total
----------------                                     ------------- ------------
Directors and Executive Officers**
Helmut Schuhsler, Ph.D.(2).........................      2,219,664        9.04%
Hubert Koster, Ph.D................................      1,858,003        7.57%
Ernst-Gunter Afting, Ph.D., M.D....................        106,748           *
John E. Lucas(3)...................................         51,535           *
Kris Venkat, Ph.D.(4)..............................         22,885           *
Antonius Schuh, Ph.D.(5)...........................        371,625        1.51%
Stephen L. Zaniboni(6).............................        283,027        1.15%
Charles R. Cantor, Ph.D.(7)........................        378,924        1.54%
Andreas Braun, Ph.D., M.D.(8)......................        241,326           *
Delbert F. Foit, Jr.(9)............................        115,127           *
All directors and executive officers as a group (10
 persons)..........................................      5,648,864       23.02%

Five Percent Stockholders
Funds affiliated with TVM Techno Venture
 Management(10)....................................      2,134,184        8.70%
Wellington Management Company, LLP(11).............      1,579,900        6.44%

--------
  *   Less than one percent.
 ** These beneficial owners can be reached at Sequenom, Inc., 3595 John Hopkins Court, San Diego, California 92121.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Applicable percentages are based on 24,346,174 shares outstanding on March 31, 2001, adjusted as required by rules promulgated by the SEC.
 (2) Reflects 85,480 shares of common stock held of record by Dr. Schuhsler and 2,134,184 shares held by entities affiliated with TVM Techno Venture Management GmbH ("TVM Techno GmbH"). Dr. Schuhsler is the managing partner of TVM Techno GmbH and disclaims ownership of the shares beneficially held by the fund and its affiliates, except to the extent of his pecuniary interest therein.
 (3) Reflects 50,385 shares of common stock held of record by Mr. Lucas and 1,150 shares beneficially owned by Mr. Lucas and held of record by persons related to Mr. Lucas.

 (4) Includes 20,000 shares of common stock underlying options which are currently exercisable but subject to our right to repurchase.
 (5) Includes 45,625 shares of common stock underlying options. Also includes 62,750 shares that are subject to our right to repurchase.
 (6) Includes 124,290 shares held of record by Mr. Zaniboni and 138,112 shares beneficially owned by Mr. Zaniboni and held of record by trusts related to Mr. Zaniboni. Also includes 20,625 shares of common stock underlying options and 74,219 shares that are subject to our right to repurchase.
 (7) Includes 17,813 shares of common stock underlying options. Also includes 48,333 shares that are subject to our right to repurchase.
 (8) Includes 20,625 shares of common stock underlying options. Also includes 84,792 shares that are subject to our right to purchase.
 (9) Includes 40,369 shares held of record by Mr. Foit, of which 8,055 are subject to our right of repurchase, and 2,570 shares beneficially owned by Mr. Foit and held of record by Mr. Foit's wife. Also includes 72,188 shares of common stock underlying options, of which 15,972 are currently exercisable but subject to our right to repurchase.
(10) Represents 538,461 shares owned by TVM Medical Ventures GmbH and Company KG ("TVM Medical"); 316,899 shares owned by TVM Techno Venture Enterprises No. II L.P. ("TVM Techno"); 211,267 shares owned by TVM Intertech L.P. ("TVM Intertech"); 387,832 shares owned by TVM Eurotech L.P. ("TVM Eurotech"); 679,725 shares owned by TVM Zweite Beteiligung-U.S. L.P. ("TVM Zweite"). Mr. Schuhsler, a director of the Company, is:
     (a) a managing director of TVM Techno GmbH, (b) a member of the Board of Management of TVM Medical, and (c) a managing member of TVM Management LLC, the General Partner of TVM Techno Venture Management L.P. which is a general partner of TVM Techno, TVM Intertech, TVM Eurotech and TVM Zweite (collectively, the "TVM Entities"). Dr. Schuhsler disclaims beneficial ownership of all shares issued or issuable to the foregoing entities, except to the extent of his pecuniary interest therein, but exercises shared voting and investment power with respect to some of these shares. All of the TVM Entities disclaim group attribution. The address for TVM Techno GmbH is 101 Arch Street, Suite 1950, Boston, MA 02110.
(11) Reflects 1,579,900 shares beneficially owned by Wellington Management Company, LLP ("WMC") and held of record by investment advisory clients of WMC. Of the 1,579,900 shares beneficially owned, WMC has shared voting and investment power over 607,100 and 1,579,900 shares, respectively. The address for WMC is 75 State Street, Boston, MA 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of three transactions, was filed late by funds affiliated with TVM Techno Venture Management GmbH and one report, covering one transaction, was filed late by Peter Reinisch, a former director of the Company.

                            EXECUTIVE COMPENSATION

Compensation of Directors

  Directors currently receive no cash compensation from the Company for their services as members of the Board or for attendance at committee meetings. All directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Each non-employee director of the Company receives stock option grants under the 1999 Stock Incentive Plan (the "1999 Plan"). Options granted under the 1999 Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Code.

  Option grants to non-employee directors under the 1999 Plan are non-discretionary. On the date of the annual meeting of stockholders each year, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six months is automatically granted under the 1999 Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 3,000 shares of Common Stock of the Company. These options become fully exercisable upon the optionee's completion of one year of continuous service as a non-employee director, measured from the grant date. After January 31, 2000, each director who is elected for the first time to be a non-employee director of the Company is automatically granted under the 1999 Plan, without any further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 15,000 shares upon the date of initial election to the Board of Directors, whether by the Board or stockholders of the Company, provided the individual has not previously been employed as an employee by the Company or any parent or subsidiary corporation. These options may not be exercised until the date upon which such optionee has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to one-third of the option shares. The remaining option shares become exercisable in two equal annual installments upon the completion of each additional year of service as a non-employee board member.

  The exercise price of options granted to non-employee directors under the 1999 Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The term of the options granted to non-employee directors under the 1999 Plan is ten years. The 1999 Plan will terminate on November 6, 2009, unless earlier terminated by the Board. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

  During the last fiscal year, the Company did not grant any stock options to non-employee directors of the Company as compensation for their services as members of the Board or for attendance at committee meetings.

  In September 2000, the Company entered into a consulting agreement with Dr. Venkat. Pursuant to the agreement, Dr. Venkat must provide the Company with a minimum of five days of consulting services per calendar quarter. In consideration for Dr. Venkat's services, the agreement provides for an annual fee of $40,000. In addition, Dr. Venkat is eligible to receive non-qualified stock options at the Board's discretion. During 2000, Dr. Venkat received $10,000 in consulting fees and 20,000 non-qualified stock options in consideration for consulting services performed for the Company.

  During the last fiscal year, the Company paid $2,500 and $4,000 to Dr. Afting and Mr. Lucas, respectively, for consulting services performed pursuant to consulting arrangements with the Company.

Compensation of Executive Officers

Summary of Compensation

  The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers").

  In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

                          Summary Compensation Table

                                                                  Long Term
                                                                 Compensation
                                      Annual Compensation          Awards/
                                 ------------------------------   Securities
                                                   Other Annual   Underlying   All Other
Name and Principal                Salary   Bonus   Compensation    Options    Compensation
Position                 Year      ($)      ($)        ($)           (#)          ($)
------------------       ----    -------- -------- ------------  ------------ ------------
Hubert Koster........... 1998    $252,000 $ 10,000   $99,166(2)    255,000            --
 Former President and    1999     279,334   10,000       --        155,000     $  450,688(3)
 Chief Executive
  Officer(1)             2000     132,083      --        --        200,000      2,321,781(4)

Antonius Schuh.......... 1998     150,426   10,000       --        130,000            --
 President and Chief     1999     187,223   10,000       --         50,000         23,126(3)
 Executive Officer(5)    2000     265,883  110,000       --        186,000        551,926(6)

Stephen L. Zaniboni..... 1998     132,500   10,000       --        140,000            --
 Senior Vice President,  1999     185,208   10,000       --         50,000         17,084(3)
 Chief Financial Officer 2000     234,508   35,000       --         86,000        469,964(6)
 and Secretary

Charles R. Cantor....... 1999     180,000   21,000    30,000(7)    100,000        207,200(3)
 Chief Scientific
  Officer                2000     246,250   46,000       --         65,000        699,252(6)

Andreas Braun........... 1998     136,000   10,000       --         50,000            --
 Chief Medical Officer   1999     145,917   10,000       --        130,000            --
                         2000     197,191   60,000       --         86,000        556,016(6)

Delbert F. Foit, Jr..... 1999(8)  126,000    7,432       --        100,000            --
 Chief Operating Officer 2000     210,721   10,000       --         47,000         28,500(9)

--------
(1) Dr. Koster resigned as President and Chief Executive Officer in May 2000.
(2) Other annual compensation for Dr. Koster includes, for 1998, $94,266 paid in connection with his relocation to our corporate headquarters in San Diego from Hamburg, Germany, $3,900 for use of a company automobile and $1,000 paid in connection with various tax services.
(3) Represents income from the exercise of non-qualified stock options in 1999.
(4) Other compensation for Dr. Koster includes, for 2000, $1,507,348 related to the Company's forgiveness, in February 2000, of an aggregate of $3.8 million in loans granted to certain executive officers in 1999 and 2000 related to their exercise of stock options and $814,433 in severance payments made to Dr. Koster in connection with his resignation as the Company's President and Chief Executive Officer in May 2000. This $2,321,781 amount does not include a $720,400 compensation charge that the Company recognized during 2000 related to the acceleration of the vesting of 40,000 of Dr. Koster's stock options in connection with his resignation in May 2000. See "Employment and Severance Agreements" and "Certain Transactions."

(5) Dr. Schuh was promoted to the position of President and Chief Executive Officer in May 2000. He previously served as the Company's Executive Vice President, Business Development and Marketing and Chief Business Officer.
(6) Represents income from the Company's forgiveness, in February 2000, of an aggregate of $3.8 million in loans granted to certain executive officers in 1999 and 2000 related to their exercise of stock options. See "Certain Transactions."
(7) Other annual compensation for Dr. Cantor during 1999 represents payment for his services as chief of the Company's scientific advisory board.
(8) Mr. Foit joined the Company as Chief Operating Officer in April 1999.
(9) Other compensation for Mr. Foit includes, for 2000, $25,000 paid in connection with his relocation to our corporate headquarters in San Diego and $3,500 paid in connection with various housing and living expenses.

                       STOCK OPTION GRANTS AND EXERCISES

  The Company has granted options to its executive officers under its 1994 Stock Plan, 1998 Stock Option/Stock Issuance Plan, and the 1999 Plan (collectively, the "Plans"). As of December 31, 2000, options to purchase a total of 1,360,952 shares were outstanding under the Plans and options to purchase 1,853,666 shares remained available for grant under the 1999 Plan.

  The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       Option Grants in Last Fiscal Year

                                     Individual Grants
                         -------------------------------------------
                                      Percent of
                                        Total
                         Number of     Options                       Potential Realizable Value at
                         Securities   Granted to                        Assumed Annual Rates of
                         Underlying   Employees  Exercise            Stock Price Appreciation for
                          Options     in Fiscal  or Base                    Option Term(1)
                          Granted        Year     Price   Expiration ------------------------------
   Name                     (#)         (%)(4)    ($/Sh)     Date        5% ($)        10% ($)
   ----                  ----------   ---------- -------- ---------- -------------- ---------------
Hubert Koster...........        0

Antonius Schuh..........   36,000(2)      4%      95.38    02/04/10       2,159,423      5,472,402
                          150,000(3)     16%      28.31    07/31/10       2,670,601      6,767,827

Stephen L. Zaniboni.....   36,000(2)      4%      95.38     2/04/10       2,159,423      5,472,402
                           50,000(3)      5%      28.31     7/31/10         890,200      3,671,442

Charles R. Cantor.......   45,000(2)      5%      95.38     2/04/10       2,699,279      6,840,502
                           20,000(3)      2%      28.31     7/31/10         356,080        902,377

Andreas Braun...........   36,000(2)      4%      95.38     2/04/10       2,159,423      5,472,402
                           50,000(3)      5%      28.31     7/31/10         890,200      2,255,942

Delbert F. Foit, Jr. ...   27,000(2)      3%      95.38     2/04/10       1,619,567      6,113,361
                           20,000(3)      2%      28.31     7/31/10         356,080        902,377

--------
(1) The potential realizable value is based on the term of the option at the time of grant (ten years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.
(2) The options granted become exercisable on a monthly basis following the date of grant at the rate of 1/48th of the shares subject to the option per month for four years. The options expire ten years from the date of grant, or earlier upon termination of employment. Upon a change of control of the Company, all unvested stock options become fully exercisable.
(3) Upon achievement of each of three performance-based milestones established by the Compensation Committee, 33 1/3% of the options granted become exercisable. Otherwise, the options granted become exercisable on a monthly basis following the date of grant at the rate of 1/48th of the shares subject to the option per month for four years. The options expire ten years from the date of grant, or earlier upon termination of employment. Upon a change of control of the Company, all unvested stock options shall become fully exercisable.
(4) Based on 925,000 options granted to employees and directors of, and consultants to, the Company during the fiscal year ended December 31, 2000.

  Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option
                                    Values

                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised    in-the-Money Options at
                           Shares               Options at 12/31/2000            FY-End
                          Acquired    Value              (#)                     ($)(1)
                         on Exercise Realized ------------------------- -------------------------
   Name                      (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- -------- ----------- ------------- ----------- -------------
Hubert Koster...........         0       0           0             0          --         --
Antonius Schuh..........         0       0      18,750       167,250          --         --
Stephen L. Zaniboni.....         0       0      12,708        73,292          --         --
Charles R. Cantor.......         0       0      11,458        53,542          --         --
Andreas Braun...........   130,000       0      12,708        73,292          --         --
Delbert F. Foit, Jr. ...    15,000       0      67,708        39,292     $660,000        --

--------
(1) Based on the fair market value of the Company's Common Stock at December 31, 2000 ($14.00) per share less the exercise price payable for such options.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

  In May 2000, the Company and Dr. Koster entered into a Settlement Agreement which resulted in the voluntarily termination of Dr. Koster's employment with the Company. The Settlement Agreement provides for a lump sum severance payment of $550,000 and monthly payments of $30,000, as well as monthly lease payments on Dr. Koster's company car, for one year or until he commences full-time employment with another employer. During the period he receives monthly severance payments, Dr. Koster will provide the Company with consulting services. In connection with the Settlement Agreement, the vesting of some stock options held by Dr. Koster was accelerated.

  Dr. Schuh's employment agreement with the Company provides for an annual salary of $300,000, subject to periodic increases by the Board of Directors at its discretion, and a signing bonus of $100,000. Dr. Schuh is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's approval. In connection with his employment, Dr. Schuh has been granted options to purchase an aggregate of 516,000 shares of Company Common Stock under the Plans. Dr. Schuh has exercised a portion of these options. If Dr. Schuh's employment is terminated without cause, Dr. Schuh will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until one year has elapsed after termination, whichever is earlier.

  Mr. Zaniboni's employment agreement with the Company provides for an annual salary of $250,000, subject to periodic increases by the Board of Directors at its discretion. Mr. Zaniboni is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's discretion. In connection with his employment, Mr. Zaniboni was granted options to purchase an aggregate of 346,000 shares of Company Common Stock under the Plans. Mr. Zaniboni has exercised a portion of these options. If Mr. Zaniboni's employment is terminated without cause, Mr. Zaniboni will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

  Dr. Cantor's employment agreement with the Company provides for an annual salary of $180,000, which was subsequently increased by the Board of Directors to $260,000. The Company has agreed to reimburse Dr. Cantor for the costs associated with up to 12 visits per year to Boston University. Dr. Cantor is required to make such trips in connection with his leave of absence from the university. In connection with his employment, Dr. Cantor was granted options to purchase an aggregate of 416,000 shares of Company Common Stock under the Plans. Dr. Cantor has exercised a portion of these options. If Dr. Cantor's employment is terminated without cause, Dr. Cantor will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

  Dr. Braun's employment agreement with the Company provides for an annual salary of $220,000, subject to periodic increases by the Board of Directors at its discretion. Dr. Braun is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's approval. In connection with his employment, Dr. Braun was granted options to purchase an aggregate of 336,000 shares of Company Common Stock under the Plans. Dr. Braun has exercised a portion of these options. If Dr. Braun's employment is terminated without cause, Dr. Braun will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

  Mr. Foit's employment agreement with the Company provides for an annual salary of $220,000, subject to periodic increases by the Board of Directors at its discretion. Mr. Foit is also entitled to receive an annual non-discretionary bonus of $10,000 and an annual performance-based bonus subject to the Board's approval. In connection with his employment, Mr. Foit was granted options to purchase an aggregate of 147,000 shares of Company Common Stock under the Plans. Mr. Foit has exercised a portion of these options. If Mr. Foit's employment is terminated without cause, Mr. Foit will be entitled to receive all employee benefits and his annual salary in periodic payments, until he secures full-time employment with another company or until six months have elapsed after termination, whichever is earlier.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

Compensation Committee Report(1)

  The Compensation Committee of the Board of Directors (the "Committee") is currently composed of Dr. Helmut Schuhsler and John E. Lucas, neither of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with other biotechnology companies. The CEO and the other executive officers were not present during the discussion of their compensation.

Compensation Philosophy

  The primary goal of the compensation program is to align compensation with business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option awards, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Key elements of this philosophy are:

  . The Company pays competitively with biotechnology companies with which the Company competes for talent.

  . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Base Salary

  The Committee annually reviews each executive officer's base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry, and (5) competitive pay practices. Consistent with this policy, the Committee considered the 2000 base salary for all executive officers and adopted an average merit increase in base salary for 2000 of 10% and, in order to raise the level of compensation to the mid-range of compensation for comparable biotechnology companies, an average market adjustment to base salary for 2000 of 24.9% for all executive officers for an aggregate average increase in base salary of 34.9% for all executive officers (except Antonius Schuh who received greater increases due to his promotion to President and CEO from Chief Business Officer).

Bonus

  The Company believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which the Company and individual performance objectives are achieved. During each fiscal year, the Compensation Committee reviews and

--------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

approves the annual performance objectives for the Company and the individual officers. The Company's objectives typically consist of specific operating, strategic and financial goals that are considered to be critical to the Company's overall goal: building stockholder value. For fiscal year 2000, the Compensation Committee determined that the primary goals in building stockholder value were:

  .   Achieving the Company's 2000 revenue goal;

  . Entering into significant collaboration agreements with a leading genomic company and a leading pharmaceutical/life science company;

  .   Completion of the Company's initial public offering; and

  . Appreciation of the Company's stock price as compared with other companies in its sector.

  For 2000, the Committee set a range of 4% to 30% of salary for executive officer discretionary bonuses. Within that range, the Committee set the bonus for each executive officer based on the Company's achievement of its goals and the Committee's subjective evaluation of the individual's performance. In the past several years, based upon the Company's degree of achievement of then specified corporate goals, the Company has consistently paid bonuses to executive officers.

Long Term Incentives

  The Company's long-term incentive program consists of the Plans. The Plans utilize vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

  In fiscal year 2000, the Company issued certain of its executive officers stock options with accelerated vesting provisions. Upon the achievement of each specified corporate goal established by the Compensation Committee, 33 1/3% of the options vest. Otherwise, the options vest in equal monthly installments over a period of four years.

Other Compensation

  In the prior fiscal year, the Company loaned an aggregate of approximately $3.8 million to certain of its executive officers, including the Company's CEO, under the terms of promissory notes and stock pledge agreements, whereby the executive officers pledged shares of Company Common Stock issued upon the exercise of options to purchase such common stock. These loans were used by the executive officers in connection with the exercise of such options to acquire the underlying shares of common stock. In February 2000, following the completion of the Company's successful initial public offering, the Board of Directors approved the forgiveness of the remaining principal amount of such loans, plus any accrued interest.

Chief Executive Officer Compensation

  The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the Company's CEO. In May 2000, Dr. Hubert Koster resigned as the Company's President and CEO. Prior to his resignation, Dr. Koster's base salary was set at $350,000. Dr. Koster's base salary reflected the Board's subjective assessment of (1) his performance, (2) his skills in relation to other CEOs in the Company's industry, (3) the Board's confidence in his ability to lead the Company's continued development, and (4) the Board's assessment of the Company's performance. In May 2000, Dr. Antonius Schuh was promoted to the position of CEO. In connection with this promotion, Dr. Schuh's base salary was increased to $300,000 and he received a signing bonus of $100,000. Dr. Schuh's base salary reflects the Board's subjective assessment of those factors detailed above.

  In awarding stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. Dr. Antonius Schuh was granted 150,000 stock options in 2000 in connection with his promotion to the position of President and CEO.

  Upon Dr. Schuh's promotion to CEO, in May 2000, the Committee set a target bonus of up to $150,000, payable upon Dr. Schuh's completion of one year of service as the Company's CEO. As discussed above, the CEO's actual bonus is dependent on the Company's achieving certain performance goals set by the Committee and the Committee's subjective evaluation of his performance. Compared to other comparable biotechnology companies surveyed by the Company, the CEO's base salary, stock options, and discretionary cash bonus are in the mid-range.

Certain Tax Considerations

  Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

  The Board of Directors has not established a formal policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance based compensation."

                                          Compensation Committee

                                          John E. Lucas
                                          Dr. Helmut Schuhsler

Performance Measurement Comparison(1)

  The following graph compares the cumulative total stockholder return on the Company's Common Stock between February 1, 2000 (the date the Company's Common Stock commenced public trading) and December 31, 2000 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) ("Nasdaq") and (ii) the Nasdaq Biotechnology Index (the "Nasdaq Biotech"), over the same period. This graph assumes the investment of $100.00 on February 1, 2000 in the Company's Common Stock, the Nasdaq and the Nasdaq Biotech, and assumes the reinvestment of dividends, if any.

            Comparison of Cumulative Total Return on Investment(2)

                                    [GRAPH]

                                             Cummulative Total Return
                               -------------------------------------------------
                                2/1/00      3/00      6/00      9/00      12/00

SEQUENOM, INC.                  100.00    151.44    174.52    162.02      53.85
NASDAQ STOCK MARKET (U.S)       100.00    113.31     98.51     90.65      60.69
NASDAQ BIOTECHNOLOGY            100.00    105.09    116.65    126.08     103.96

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The Nasdaq Biotechnology Index is calculated using an equal-dollar weighing methodology.

                             CERTAIN TRANSACTIONS

  The Company has entered into employment agreements with certain of its officers. See "Employment and Severance Agreements."

  The Company has entered into consulting arrangements with certain of its directors. See "Executive Compensation--Compensation of Directors."

  In 2000, the Company loaned an aggregate of approximately $3.8 million to certain of its executive officers under the terms of promissory notes and stock pledge agreements, whereby the executive officers pledged shares of Company Common Stock issued upon the exercise of options to purchase such common stock. These loans were used by the executive officers upon the exercise of such options to acquire the underlying shares of common stock. In February 2000, the Board of Directors approved the forgiveness of the remaining principal amount of such loans, plus any accrued interest, as follows: $1,507,348 to Dr. Koster, $699,252 to Dr. Cantor, $551,926 to Dr.
Schuh, $469,964 to Mr. Zaniboni, and $556,016 to Dr. Braun. In November 2000, the Company loaned an aggregate of $595,686 to certain of these officers related to the individual tax liability associated with such loan forgiveness. Each loan is secured by common stock of the Company. The principal amount of the loans, plus any accrued interest, is due on the earlier of December 31, 2001 or within ten days after the closing of a secondary offering in which the executive officers are permitted to sell shares of Company stock. The executive officers to whom the Company made these loans and the principal terms of the loans are shown in the following table:

                                                                         Approximate
                                                              Amount      interest
                                                          outstanding at  rate per
 Executive Officer                     Position           March 31, 2001    annum
 -----------------                     --------           -------------- -----------
 Antonius Schuh..............  President and Chief           $209,442       6.25%
                                Executive Officer
 Stephen L. Zaniboni.........  Senior Vice President,         178,887       6.25%
                                Chief Financial Officer
                                and Secretary
 Andreas Braun...............  Chief Medical Officer          219,768       6.25%

  Dr. Cantor is named as an inventor on a number of patents which the Company has licensed from Boston University. If the Company commercializes technology under these patents and is required to make royalty payments to Boston University under the license arrangements, Dr. Cantor could receive additional compensation from Boston University. In addition, the Company funds research at Boston University; however, Dr. Cantor receives no direct compensation from Boston University as a result of this funding.

  The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Stephen L. Zaniboni
                                          -----------------------------------
                                          Senior Vice President, Chief
                                           Financial Officer and Secretary

May 2, 2001

                                                                     APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE
                         of the Board of Directors of
                                SEQUENOM, INC.

I. Organization

  This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

II.  Statement of Policy

  The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

III. Responsibilities and Processes

  The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

  The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

  . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the

                                      i.

     committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                      ii.

                                                                     APPENDIX B

                     CHARTER OF THE COMPENSATION COMMITTEE
                         of the Board of Directors of
                                SEQUENOM, INC.

  The Compensation Committee of the Board of Directors of Sequenom, Inc., a Delaware corporation (the "Company"), shall consist of at least two members of the Board of Directors and shall be charged with the following functions:

   1. To take any and all actions which may be taken by the Board of Directors of the Company with respect to fixing the compensation level of officers and employees of the Company, including but not limited to the development of compensation policies that will attract and retain the highest quality executives, that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company's progress.

   2. To propose the adoption, amendment, and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, and other similar programs ("Compensation Plans").

   3. To grant rights, participation and interests in Compensation Plans to eligible participants.

   4. To review and approve such other compensation matters as the Board of Directors or the Chief Executive Officer of the Company wishes to have the Compensation Committee approve.

   5. To prepare a report to be filed with the Company's proxy or information statement which shall disclose the compensation policies applicable to the Company's executive officers.

   6. To perform such additional functions and have such additional powers as may from time to time be expressly delegated to the Compensation Committee by the Board of Directors.

   7. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

   8. To prepare and distribute to each director of the Company minutes of each meeting of the Compensation Committee promptly after such meeting.

   9. To delegate any of the foregoing functions and powers to the Chief Executive Officer of the Company or any other officer or employee of the Company if, in the exercise of its judgment, the Compensation Committee determines that such delegation is necessary or appropriate, unless such delegation would be contrary to (a) the intent of the Board of Directors as expressly set forth in its resolutions, (b) the Bylaws or Certificate of Incorporation of the Company, or (c) the Delaware General Corporation Law.

  10. To perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing.

  The operation of the Compensation Committee shall be subject to the Bylaws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

                                      i.

                                                                      APPENDIX C

                                SEQUENOM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 1, 2001

     The undersigned hereby appoints Antonius Schuh, Ph.D. and Stephen L. Zaniboni, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sequenom, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 on Friday, June 1, 2001 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.


---------------------------------detach here------------------------------------

Management recommends a vote for the nominees for director listed below.

                                  Proposal 1:

To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

[_]    For all nominees listed below             [_]    Withhold Authority to
       (except as marked to the contrary                vote for all nominees
       below).                                          listed below.

Nominees:   Kris Venkat, Ph.D. and Antonius Schuh, Ph.D.

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

--------------------------------------------------------------------------------
                           (Continued on other side)

                          (Continued from other side)

Management recommends a vote for Proposal 2.

Proposal 2:  To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

[_]   For                    [_]   Against                    [_]   Abstain


Dated __________________      _______________________________________________


                              _______________________________________________
                                                 SIGNATURE(S)


                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in the partnership's name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.